                                                                    EXHIBIT 8(e)


                             EXPENSE CAP AGREEMENT


       Agreement made as of this 30th day of April, 1999, between Mercury Asset Management International Ltd., as investment adviser (the "Adviser") and Mercury Asset Management V.I. Funds, Inc., on behalf of its portfolio, Mercury V.I. U.S. Large Cap Fund (the "Portfolio").

       WHEREAS, the Adviser wishes to limit expenses of each Class of shares of the Portfolio and commit to those limits for a period of time; and

       WHEREAS, shareholders of the Portfolio will benefit from any expense limits agreed to by the Adviser.

       NOW, THEREFORE, the Portfolio and the Adviser agree to expense limits on the annual operating expenses of each Class of shares of the Portfolio as follows:


                                         EXPENSE LIMIT
                                      (AS A PERCENTAGE OF
                CLASS                 AVERAGE NET ASSETS)
                -----                 -------------------

Class A                                      1.25%

Class B                                      1.40%


       This Agreement shall have a term of one year from the date hereof. Thereafter, this Agreement shall continue for successive one year periods unless it is terminated by either party upon thirty days prior written notice to the other party hereto. This Agreement may be amended by a writing signed by both parties hereto.

       IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.

                                    MERCURY ASSET MANAGEMENT
                                    INTERNATIONAL LTD.


                                    By:
                                       ----------------------------------------
                                          Name:
                                          Title:


                                    MERCURY ASSET MANAGEMENT V.I.
                                    FUNDS, INC., on behalf of Mercury V.I. U.S.
                                    Large Cap Fund


                                    By:
                                       ----------------------------------------
                                           Name:
                                           Title:




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